SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                FEBRUARY 23, 2001

                              HERCULES INCORPORATED
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

               001-00496                               51-0023450
         (Commission File No.)              (IRS Employer Identification No.)

            HERCULES PLAZA
        1313 NORTH MARKET STREET
          WILMINGTON, DELAWARE                         19894-0001
(Address of Principal Executive Offices)               (Zip Code)

               Registrant's telephone number, including area code:
                                 (302) 594-5000




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ITEM 9.      REGULATION FD DISCLOSURE.

         On February 23, 2001, Thomas L. Gossage, Chairman and Chief Executive Officer of Hercules Incorporated sent the following letter to Samuel J. Heyman, Chairman of International Specialty Products Inc.:

        Mr. Samuel J. Heyman
        Chairman of the Board
        International Specialty Products Inc.
        1361 Alps Road
        Wayne, NJ 07470

        Dear Sam:

                Yesterday, at its meeting, the Hercules Board of Directors considered ISP's request to amend Hercules' Shareholder Rights Plan to permit an acquiror to purchase up to an additional 10% of the Company's shares beyond the current 10% threshold. Following my recommendation, the Board unanimously concluded that such an amendment would not be in the best interests of Hercules' shareholders, in light of the purposes served by the Company's Shareholder Rights Plan and, in particular, the ongoing process to consider a sale or merger of the Company as announced last November. Since you decided shortly before our Board meeting to withdraw your proposed partial tender offer for 25 million Hercules shares, no action was taken by the Board in this regard.

                The Board's goal for Hercules is the maximization of shareholder value - which goal you have said you share and support. I strongly believe that your recent public statements are detrimental to our efforts to achieve this goal. As we are moving through critical stages of our ongoing process, let me reiterate my continued concern and belief that the progress of the Company's discussions with third parties could be very negatively impacted by their perception of your activities. Third parties are expressing concern with respect to your recent statements and activities, which could negatively impact their continuing participation in our process. If your goal is to acquire the Company, we reiterate our invitation for you to submit a proposal to acquire the entire Company rather than a proposal to purchase a significant minority interest. If your goal is the maximization of shareholder value, we request that you stop acting in a way that hinders our efforts.


                                          Very truly yours,

                                          /s/ Thomas L. Gossage

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          HERCULES INCORPORATED

                                          By:   /s/ Israel J. Floyd
                                             -----------------------------------
                                             Name: Israel J. Floyd
                                             Title: Executive Vice President,
                                                    Secretary and General
                                                    Counsel


Date: February 23, 2001